EXHIBIT 10.66

September 11, 2003

Mr. Charles R. Tutterow

Executive Vice President

JPS Industries, Inc.

555 North Pleasantburg Drive

Suite 202

Greenville, SC 29607

Re:        Obligor # 4794862899, Obligation # 1331016

Dear Chuck:

Reference is made to that certain Revolving Credit and Security Agreement dated as of May 9, 2001, and subsequent modifications, between JPS Industries, Inc. (the “Borrower”) and Wachovia Bank, National Association (the “Bank”). The Revolving Credit and Security Agreement and all other documents executed and delivered in connection therewith are collectively referred to herein as the “Loan Documents”. All capitalized terms used but not defined herein shall have the meanings assigned in the Loan Documents.

The document provides:

Section 7(a)- Funded Debt to Cash Flow Ratio. Borrower shall at all times maintain, on a consolidated basis, a ratio of Funded Debt to Cash Flow of not more than 2.75 to 1.00 through fiscal quarter ending January 31, 2003, and of not more than 2.00 to 1.00 at fiscal quarter ending April 30, 2003 and at all times thereafter.

The Bank has determined that the Borrower has violated the above-referenced provision due to the following:

Per the Borrower’s quarterly compliance report for the fiscal quarter ended August 2, 2003, Funded Debt to Cash Flow Ratio is 3.31.

The Borrower has requested the Bank’s waiver, and the Bank does hereby waive the Borrower’s default under this provision for the third quarter ended August 2, 2003, subject to Borrower’s execution of and return of this letter. This waiver is limited to the default recited above and shall not be construed to be a waiver of any subsequent default under the referenced provision, or of any existing or future defaults under any other provision of any Loan Document.

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Bank and Borrower agree to modify the Revolving Credit and Security Agreement, as documented in a separate letter of same date.

The Borrower, by signature below, represents and warrants that there exist no defaults or event of default under the Loan Documents other than those specifically waived herein, that the Loan Documents are in full force and effect, and that Borrower does not have any defenses to its obligations under the Loan Documents nor any claims against Bank.

Please evidence your acceptance of the terms of this waiver by signing and returning to the Bank a copy of this letter and a copy of the modification letter of same date bearing original authorized signature of each of the parties indicated by September 15, 2003.

Sincerely,

WACHOVIA BANK, NATIONAL ASSOCIATION

By:	/s/ James K. Baumgardner
James K. Baumgardner Senior Vice President

ACCEPTED AND AGREED TO:

JPS INDUSTRIES, INC.

By: /s/ Charles R. Tutterow	September 11, 2003
Charles R. Tutterow	Date
Executive Vice President

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